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                                                                    EXHIBIT 23.3

                       [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Registration Statement No. 333-72450, as amended and filed on or around November 7, 2001, of Willis Group Holdings Limited of our report dated February 13, 2001, except for Notes 1 and 21, as to which the date is October 29, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche
Deloitte & Touche
November 7, 2001